Exhibit 23

INCREMENTAL AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of February 14, 2020 (the “Initial Effective Date”), among PRAIRIE ECI ACQUIROR LP, a Delaware limited partnership (the “Borrower Representative”), PRAIRIE MERGER SUB, LLC, a Delaware limited liability company (“Merger Sub Borrower”), PRAIRIE VCOC ACQUIROR LP, a Delaware limited partnership (“VCOC Borrower”), PRAIRIE NON-ECI ACQUIROR LP, a Delaware limited partnership (“Non-ECI Borrower” and, together with the Borrower Representative, Merger Sub Borrower and VCOC Borrower, collectively, the “Borrowers”), the Parent Guarantors and Subsidiary Guarantors party hereto (collectively, the “Guarantors”), BIP HOLDINGS MANAGER L.L.C., a Delaware limited liability company as the Parent Pledgor, the Incremental Lenders (as defined below) party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

A. The Borrowers, the Guarantors, the Parent Pledgor, the Administrative Agent and the Collateral Agent and the Lenders and the other parties from time to time party thereto are parties to the Credit Agreement dated as of March 11, 2019 (as amended by Amendment No. 1 to Credit Agreement, dated as of February 4, 2020 (“Amendment No. 1”) and as further amended, amended and restated, supplemented and otherwise modified prior to the Initial Effective Date, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the amendments set forth in Section 2, the “Amended Credit Agreement”; the Existing Credit Agreement and the Amended Credit Agreement, collectively, the “Credit Agreements”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

B. Prairie Private Acquiror LP, a Delaware limited partnership and an Affiliate of the Borrowers (“Buyer”) intends that, in accordance with the terms of that certain Agreement and Plan of Merger, dated as of December 16, 2019 (including all schedules and exhibits thereto and as may be amended, supplemented or otherwise modified and in effect from time to time, the “Phase II Acquisition Agreement”) by and among Buyer, Merger Sub Borrower, TGE and TGE GP, Buyer and/or Merger Sub Borrower will acquire the remaining Equity Interests in TGE owned by its public shareholders (the “Phase II Acquisition”).

C. In connection with the Phase II Acquisition and the other related transactions contemplated by the Phase II Acquisition Agreement, (a) on or prior to the date on which the Phase II Acquisition is consummated (such date, the “Take Private Effective Date”), the Investors and certain other investors designated by the Investors (together with the Investors, the “Co-Investors”) will, directly or indirectly, contribute an aggregate amount of cash that represents, together with the aggregate amount of funds in the Distribution Account (as defined in the Phase II Acquisition Agreement as in effect on the date hereof, or as amended in accordance herewith) and the Debt Service Reserve Account as of the Take Private Effective Date (collectively, the “Phase II Equity Contribution”), not less than (such amount, as it may be reduced from time to time in accordance with
Section 3(d)(iii)(A), the “Minimum Phase II Equity Contribution Amount”) 70% of the sum of (i) the aggregate gross proceeds received from the Incremental Loans (as defined below) (excluding any Incremental Loans incurred to fund OID or upfront fees in respect thereof) on the Take Private Effective Date and (ii) the aggregate amount of the Phase II Equity Contribution as of the Take Private Effective Date, (b) on the Take Private Effective Date, the Borrowers and the other Loan Parties may enter into one or more Restructuring

Transactions (as defined in Amendment No. 1), (c) on the Take Private Effective Date, one or more Borrowers may incur the Incremental Loans and/or TEP or one or more of its Subsidiaries may incur Indebtedness for borrowed money (such Indebtedness for borrowed money, “Affiliate Indebtedness”) to partially fund the Phase II Acquisition, the Restructuring Transactions and/or the Phase II Transaction Expenses (as defined below), (d) on the Take Private Effective Date, the DSR Account Termination (as defined in Amendment No. 1) shall occur and the proceeds of the Debt Service Reserve Account may be used to partially fund the Phase II Acquisition, the Restructuring Transactions and/or the Phase II Transaction Expenses and (e) on the Take Private Effective Date, the Loan Parties, the Co-Investors and/or their respective Affiliates will pay, or cause to be paid, any fees or expenses incurred by the Loan Parties, the Co-Investors or any of their respective Subsidiaries in connection with the Phase II Transactions (as defined below) (including expenses in connection with hedging transactions related to the Obligations, any OID or upfront fees, employee retention payments and deferred compensation expenses (regardless of when paid)), this Amendment, Amendment No. 1 and the other Loan Documents executed in connection herewith or therewith and the transactions contemplated hereby and thereby (collectively, the “Phase II Transaction Expenses”) (the Phase II Acquisition and the other related transactions contemplated by the Phase II Acquisition Agreement and any transactions related thereto, together with the transactions described in the foregoing clauses (a) through (e), collectively, the “Phase II Transactions”).

D. Pursuant to Section 2.12 of the Existing Credit Agreement, the Borrowers may from time to time request one or more Incremental Commitments from existing Lenders and/or any other bank or other financial institution or other institutional lender (any such other bank or other financial institution or other institutional lender, an “Additional Lender”) in the form of a Term Loan Increase, subject to the terms and conditions set forth therein.

E. The Borrowers have requested that, in connection with the Phase II Transactions, each existing Lender and each Additional Lender listed on Schedule I hereto (collectively, the “Incremental Lenders”) provide an Incremental Commitment in the principal amount set forth opposite its name on Schedule I (each, an “Incremental Commitment”), with aggregate Incremental Commitments of all Incremental Lenders equal to $375,000,000.

F. Each Incremental Lender is willing, subject solely to the terms and conditions set forth in Section 3, to make to the applicable Borrowers an Incremental Term Loan (each, an “Incremental Loan”) on the Take Private Effective Date, in a principal amount up to such Incremental Lender’s Incremental Commitment, the proceeds of which will be used to partially fund the Phase II Acquisition, the Restructuring Transactions and/or the Phase II Transaction Expenses.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Initial Effective Date Commitments. As of the Initial Effective Date, each Incremental Lender hereby agrees, severally and not jointly, prior to the Incremental Commitment Termination Date (as defined below), to make Incremental Loans to Merger Sub Borrower and/or one or more other Borrowers on the Take Private Effective Date in accordance with the terms and conditions set forth in this Amendment, in a principal amount equal to such Incremental Lender’s Applicable Percentage (as defined below) of the Incremental Loans to be funded on the Take Private Effective Date, but in any event, not to exceed such Incremental Lender’s Incremental Commitment set forth on Schedule I hereto. The Incremental Commitments shall automatically terminate upon the earliest to occur (the “Incremental Commitment Termination Date”) of (i) the Borrowing of Incremental Loans on the Take Private Effective Date, (ii) the valid termination of the Phase II Acquisition Agreement prior to the consummation of the Phase II Acquisition and (iii) July 23, 2020; provided that, notwithstanding anything to the contrary in this Amendment or any Loan Document, (x) the Borrowers may elect to terminate Incremental Commitments, in whole or in part, at any time and from time to time and (y) if the Phase II Acquisition is consummated without the funding of the Incremental Loans, the Incremental Commitments shall automatically terminate at such time. As used herein, “Applicable Percentage” means, with respect to each Incremental Lender at any time a fraction (expressed as a percentage carried out to the ninth decimal place), the numerator of which is the amount of the Incremental Commitment of such Incremental Lender at such time and the denominator of which is the amount of the aggregate Incremental Commitments at such time.

Section 2. Incremental Amendment. Effective upon the satisfaction or waiver of the conditions precedent set forth in Section 3 below, the Borrowers, the Incremental Lenders and the Administrative Agent hereby agree that:

(a) This Section 2 is an Incremental Amendment as referred to in Section 2.12 of the Credit Agreements.

(b) Without limiting any provision of Section 1.10 of the Credit Agreements, Merger Sub Borrower is hereby designated as the borrower in respect of the Incremental Loans in accordance with Section 2.12(f) of the Credit Agreements, as such designation may be modified in writing by the Borrower Representative at any time and from time to time prior to the funding of the Incremental Loans on the Take Private Effective Date.

(c) The aggregate principal amount of the Incremental Commitments on the Initial Effective Date is $375,000,000.

(d) The Incremental Loans incurred pursuant to this Amendment shall be incurred using the Phase II Incremental Amount (as defined in Amendment No. 1).

(e) The Incremental Commitments provided pursuant to this Amendment shall constitute Incremental Commitments referred to in Section 2.12 of each Credit Agreement and, on the Take Private Effective Date, the Incremental Commitment of each Incremental Lender shall become the Incremental Term Loans of such Incremental Lender.

(f) The Incremental Loans shall have the same terms (after giving effect to the amendment set forth below in Sections 2(h) through (m)) and shall be deemed to be “Initial Term Loans” for all purposes under the Credit Agreements and each other Loan Document, including, but not limited to the fact that the Incremental Loans will mature on the Maturity Date applicable to the Initial Term Loans.

(g) The proceeds of the Incremental Loans shall be used to partially fund the Phase II Acquisition, the Restructuring Transactions and/or the Phase II Transaction Expenses.

(h) Effective as of the Take Private Effective Date, the following new definition shall be added to Section 1.01 of the Existing Credit Agreement in alphabetical order:

““Incremental Amendment No. 1” means Incremental Amendment No. 1, dated as of February 14, 2020, to this Agreement.”

(i) Effective as of the Take Private Effective Date, the definitions of “Initial Term Loans” and “OID” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in their entirety and replaced by the following:

““Initial Term Loans” means the term loans made by the Lenders on the Closing Date to the Borrowers pursuant to Section 2.01 and the term loans made by the Lenders on the Take Private Effective Date to the Borrowers pursuant to Section 2 of Incremental Amendment No. 1.”

““OID Amount” means OID in an amount equal to (a) in the case of the Initial Term Loans made on the Closing Date, 0.75% of the aggregate principal amount of such Initial Term Loans, (b) in the case of the Initial Term Loans made on the Take Private Effective Date, 1.00% of the aggregate principal amount of such Initial Term Loans, and (c) in the case of any Incremental Term Loans or Refinancing Term Loans, an amount set forth in the Incremental Amendment for such Incremental Term Loans or the Refinancing Amendment for such Refinancing Term Loans.”

(j) Effective as of the Take Private Effective Date, Section 2.03(a)(iii) of the Existing Credit Agreement shall be amended and restated in its entirety and replaced by the following:

“(iii) In the event that, on or prior to the date that is six (6) months following the Take Private Effective Date, any Borrower (x) prepays, refinances, substitutes or replaces any Initial Term Loans pursuant to a Repricing Transaction, or (y) effects any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (1) in the case of clause (x), a prepayment premium of one percent (1.0%) of the aggregate principal amount of the Initial Term Loans so prepaid, refinanced, substituted or replaced and (2) in the case of clause (y), a fee equal to one percent (1.0%) of the aggregate principal amount of the applicable Initial Term Loans amended or otherwise modified pursuant to such amendment. If, on or prior to the six (6) month anniversary of the Take Private Effective Date, any Lender that is a Non-Consenting Lender is replaced pursuant to Section 3.07(a) in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Lender (and not any Person who replaces such Lender pursuant to Section 3.07(a)) shall receive its Pro Rata Share (as determined immediately prior to it being so replaced) of the prepayment premium or fee described in the preceding sentence. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.”

(k) Effective as of the Take Private Effective Date, in accordance with clause (E) of the preantepenultimate paragraph of Section 10.01 of the Existing Credit Agreement, Section 2.05(a) of the Existing Credit Agreement shall be amended and restated in its entirety and replaced by the following:

“(a) Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on each Quarterly Payment Date, starting with the Quarterly Payment Date occurring on December 31, 2023, an aggregate principal amount equal to the sum (without duplication) of (x) 0.25% of the aggregate principal amount of the Initial Term Loans incurred and outstanding on the Closing Date (such amount being the “Existing Quarterly Amortization Amount”) and (y) an amount equal to (A) the aggregate principal amount of the Incremental Term Loans incurred and outstanding on the Take Private Effective Date multiplied by (B) a fraction the numerator of which is the Existing Quarterly Amortization Amount and the denominator of which is the aggregate principal amount of the Initial Term Loans outstanding immediately prior to the Take Private Effective Date and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided that payments required by Section 2.05(a)(i) above shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03(b). In the event any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans are made, such Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof. For the avoidance of doubt, the full amount of the Loans (without taking into account any netting of the OID Amount occurring on the Closing Date or the Take Private Effective Date, as applicable) shall be repaid in accordance with this Section 2.05 and Section 2.03.”

(l) Effective as of the Take Private Effective Date, Section 2.06(c) of the Existing Credit Agreement shall be amended and restated in its entirety and replaced by the following:

“(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. For the avoidance of doubt, interest shall be payable on the full amount of the Loans (without taking into account any netting of the OID Amount occurring on the Closing Date or Take Private Effective Date, as applicable) in accordance with this Section 2.06.”

(m) Effective as of the Take Private Effective Date, Section 6.13 of the Existing Credit Agreement shall be amended and restated in its entirety and replaced by the following:

“Section 6.13 Maintenance of Ratings. In respect of the Borrowers, use commercially reasonable efforts to (i) cause the Initial Term Loans in existence on the Closing Date or the Take Private Effective Date, as applicable, to be continuously rated (but not any specific rating) by S&P and Moody’s and (ii) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.”

Section 3. Conditions to Borrowing Incremental Loans. The obligation of each Incremental Lender to fund the Borrowing of Incremental Loans on the Take Private Effective Date is subject to the satisfaction or waiver of the following conditions precedent, except as otherwise agreed between the Borrower Representative and the Administrative Agent:

(a) The Administrative Agent shall have received the following, each of which shall be originals or “.pdf” copies or other electronic copies (followed promptly by originals if requested by the Administrative Agent) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)

a Committed Loan Notice with respect to the Incremental Loans; provided that, notwithstanding anything to the contrary in Section 2.02 of the Credit Agreements, such Committed Loan Notice may be delivered no later than (1) Business Day prior to the Take Private Effective Date;

(ii)

each Collateral Document set forth on Schedule I hereto as required to be executed on the Take Private Effective Date as indicated on such schedule (such Collateral Documents, together with this Amendment, collectively, the “Take Private Effective Date Loan Documents”), duly executed by each Loan Party party thereto, together with, in each case, solely to the extent required by the Collateral and Guarantee Requirement and not previously delivered to the Administrative Agent:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(B) copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under (1) the Security Agreement on assets of the Borrowers and the Guarantors, covering the Collateral described in the Security Agreement and (2) the Pledge Agreement on assets of the Parent Pledgor (as defined in the Amended Credit Agreement), covering the Collateral described in the Pledge Agreement; and

(C) evidence that all other actions, recordings and filings required by the Collateral Documents as of the Take Private Effective Date that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that the Borrower Representative hereby provides authorization to the Administrative Agent to take such actions or make such recordings and filings that can be taken or made by the Administrative Agent or the Collateral Agent and to the extent agreed to be taken or made by the Administrative Agent or Collateral Agent, such actions, recordings and filings shall be reasonably satisfactory to the Administrative Agent);

(iii)	an opinion from Vinson & Elkins L.L.P., New York counsel to the Loan Parties;

(iv)	copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties;

(v)

such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action and, to the extent not previously delivered to the Administrative Agent, incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party or is to be a party on the Take Private Effective Date;

(vi)

a solvency certificate from the chief financial officer, chief accounting officer, manager or other officer with equivalent duties of the Borrowers (after giving effect to the Phase II Transactions) substantially in the form attached hereto as
Exhibit A; and

(vii)	a certificate, dated the Take Private Effective Date and signed by a Responsible Officer of the Borrower Representative, confirming satisfaction of the conditions set forth in Section 3(d) and (e);

provided, however, that, each of the requirements set forth in clause (a)(ii) above, including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement (except for (A) the delivery of stock certificates pursuant to clause (c) of the Collateral and Guarantee Requirement (provided that, any stock certificate representing any TEP Units acquired on the Take Private Effective Date (and the related undated stock powers endorsed in blank) required to be delivered shall only be required to be delivered on the Take Private Effective Date to the extent such stock certificate is provided to the Borrowers by the Partnership Parties (as defined in the Phase II Acquisition Agreement as in effect on the date hereof, or as amended in accordance herewith) on or prior to the Take Private Effective Date), if any, and (B) the execution and delivery of Collateral Documents set forth on Schedule II hereto that constitute Take Private Effective Date Loan Documents and the filing of financing statements to the extent that a Lien on such Collateral may be perfected by the filing of a financing statement under the

Uniform Commercial Code) shall not constitute conditions precedent to any Borrowing on the Take Private Effective Date after the Borrower Representative’s use of commercially reasonable efforts to provide such items on or prior to the Take Private Effective Date without undue burden or expense if the Borrower Representative agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Take Private Effective Date (subject to extensions approved by the Administrative Agent in its reasonable discretion).

(b) The Borrowers shall have paid (or caused to be paid) to the Administrative Agent the Ticking Fees (as defined below), if any, required to be paid under Section 5.

(c) All reasonable and documented out-of-pocket expenses due to the Administrative Agent, the Collateral Agent and their respective Affiliates required to be paid on the Take Private Effective Date and invoiced at least three (3) Business Days before the Take Private Effective Date (except as otherwise reasonably agreed by the Investors) shall have been paid (or caused to be paid), to the extent provided in Section 10.04 of the Existing Credit Agreement;

(d) Prior to or substantially concurrently with the Borrowing of Incremental Loans on the Take Private Effective Date, (i) the Phase II Equity Contribution in an amount not less than the Minimum Phase II Equity Contribution Amount shall have been contributed, directly or indirectly, to Buyer; (ii) the Phase II Acquisition shall have been consummated in all material respects in accordance with the terms of the Phase II Acquisition Agreement and (iii) the Phase II Acquisition Agreement shall not have been amended or waived in any material respect by Buyer or Merger Sub Borrower in a manner materially adverse to the Incremental Lenders (in their capacities as such) without the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that: (A) any amendment or waiver which results in a reduction in the Merger Consideration (as defined in the Phase II Acquisition Agreement as in effect on the date hereof, or as amended in accordance herewith) shall not be deemed to be materially adverse to the Incremental Lenders to the extent such reduction is applied (x) first, to reduce the cash component of the Phase II Equity Contribution on a dollar-for-dollar basis until the amount of the Phase II Equity Contribution is equal to the Minimum Phase II Equity Contribution Amount and (y) after giving effect to the application of such reduction in clause (x) above, to reduce on a pro rata basis (1) the Phase II Equity Contribution and (2) the amount of any Affiliate Indebtedness and the amount of the Incremental Commitments; (B) any increase in the Merger Consideration shall not be deemed to be materially adverse to the Incremental Lenders; (C) any amendment to the definition of “Partnership Material Adverse Effect” in the Phase II Acquisition Agreement shall be deemed to be materially adverse to the interests of the Incremental Lenders and (D) any extension of the Outside Date (as defined in the Phase II Acquisition Agreement as in effect on the date hereof, or as amended in accordance herewith) shall not be deemed to be materially adverse to the Incremental Lenders if such extended date is on or prior to July 23, 2020.

(e) The representations and warranties pertaining to the Loan Parties set forth in Section 4 (collectively, the “Specified Representations”) shall be true and correct in all material respects on and as of the Take Private Effective Date (or, to the extent qualified by materiality, true and correct in all respects); provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period (or, to the extent qualified by materiality, true and correct in all respects) for purposes of making or deemed making such Specified Representation on, or as of, the Take Private Effective Date; provided, further, that any references to Material Adverse Effect in the Specified Representations shall be deemed to be references to Partnership Material Adverse Effect (as defined in the Phase II Acquisition Agreement as in effect on the date hereof, or as amended in accordance herewith).

(f) The representations and warranties made by the Partnership Parties in the Phase II Acquisition Agreement that are material to the interests of the Incremental Lenders shall be true and correct in all material respects on the Take Private Effective Date, but only to the extent that Buyer or Merger Sub Borrower has the right (taking into account any applicable cure provisions) to terminate its obligations under the Phase II Acquisition Agreement, or to decline to consummate the transactions contemplated under the Phase II Acquisition Agreement (in accordance with the terms thereof), as a result of a breach of such representations and warranties (collectively, to such extent, the “Phase II Acquisition Agreement Representations”).

(g) The Administrative Agent shall have received at least three (3) Business Days prior to the Take Private Effective Date all documentation and other information about the Loan Parties that become or are required to become Loan Parties on the Take Private Effective Date, as required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Take Private Effective Date.

(h) Since December 16, 2019, there shall not have been any event, change, fact, development, circumstance, condition or occurrence with respect to the Partnership Entities (as defined in the Phase II Acquisition Agreement as in effect on the date hereof, or as amended in accordance herewith) that has had or would, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

(i) No Payment or Bankruptcy Default with respect to any Borrower shall have occurred and be continuing or would exist after giving effect to the Incremental Commitments.

Notwithstanding anything to the contrary in this Amendment or any other Loan Document, the commitments of the Incremental Lenders to make Incremental Loans are subject only to the conditions expressly set forth in this Section 3 (the “Incremental Funding Conditions”); it being understood that there are no conditions (implied or otherwise) to the commitments hereunder for any Incremental Loans (including, without limitation, compliance with the terms of this Agreement, Amendment No. 1, any Credit Agreement or any other Loan Document) other than the applicable Incremental Funding Conditions, and upon satisfaction or waiver of the applicable Incremental Funding Conditions, the funding of the Incremental Loans shall occur. For the purpose of determining satisfaction of the Incremental Funding Conditions, each Incremental Lender that has signed and delivered this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 3 unless the Administrative Agent shall have received written notice from such Incremental Lender prior to the Take Private Effective Date specifying its objection thereto.

Section 4. Specified Representations. The following representations and warranties in this Section 4 shall constitute the Specified Representations for purposes of Section 3(e) to be made on and as of the Take Private Effective Date in accordance with the terms and conditions of Section 3(e):

(a)

Each Loan Party (i) is a Person duly organized and formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to (A) execute and deliver each Take Private Effective Date Loan Document to which it is a party and (B) perform its obligations under the Loan Documents to which it is a party.

(b)

The execution and delivery by each Loan Party of each Take Private Effective Date Loan Document to which such Person is a party, the performance by each Loan Party of each Loan Document to which such Person is a party and the funding of the Incremental Loans (i) are within such Loan Party’s corporate or other powers, (ii) have been duly authorized by all necessary corporate or other organizational action and (iii) solely with respect to the execution and delivery of the Take Private Effective Date Loan Documents by the Loan Parties and the performance of the Loan Documents by the Loan Parties (in each case, to the extent such Loan Party is a party thereto), the incurrence of the Incremental Loans by the applicable Borrowers, the granting of the Guarantees by the Borrowers and the Guarantors, and the security interest granted to secure the Obligations by the Loan Parties pursuant to the Security Agreement and the Pledge Agreement, do not contravene the terms of any of such Person’s Organization Documents.

(c)

This Amendment and each other Take Private Effective Date Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Amendment and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

(d)

(i) No Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, in either case in violation of Regulation U.

(ii) No part of the proceeds of any Incremental Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the regulations of the FRB, including Regulation T, U or X.

(iii) No Borrower, any Person Controlling such Borrower, or any Subsidiary Guarantor is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(e)	On the Take Private Effective Date, after giving effect to the Phase II Transactions, each of the Borrowers and their respective Subsidiaries, on a consolidated basis, are Solvent.

(f)	(i) To the extent applicable, each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act.

(ii) No part of the proceeds of the Incremental Loans will be used, directly or indirectly, by any Borrower, (A) in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or (B) for the purpose of financing any activities or business of or with any Person, or in any country or territory, in violation of any Sanctions to which such Person, country or territory is subject to at the time of such financing.

(g)	Subject to the proviso to Section 3(a):

(i) each Collateral Document delivered pursuant to Section 3(a)(ii) of this Amendment and Sections 6.11 and 6.12 of the Amended Credit Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (A) when financing statements and other filings in appropriate form are filed in the applicable offices specified in the applicable Take Private Effective Date Loan Documents and (B) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement or the Pledge Agreement, as applicable), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements, possession or control, in each case subject to no Liens other than Liens permitted under the Amended Credit Agreement; and

(ii) if any Intellectual Property Security Agreement or a short form thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office the Liens created by such Intellectual Property Security Agreement shall, to the extent such filings may perfect such interests, constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Intellectual Property Security Agreement) or Trademarks (as defined in the Intellectual Property Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Intellectual Property Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted under the

Amended Credit Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on certain registrations and applications for Patents, Trademarks and Copyrights acquired by the grantors thereof after the Take Private Effective Date).

Section 5. Ticking Fee. The Borrowers hereby agree to pay (or cause to be paid) to the Administrative Agent for the account of each Incremental Lender on the Take Private Effective Date, a ticking fee (the “Ticking Fee”), if any, equal to such Incremental Lender’s Ticking Fee Percentage of the aggregate principal amount of Incremental Commitments as in effect immediately prior to the Incremental Commitment Termination Date, beginning to accrue on the sixty-first (61st) day after February 5, 2020, up to but excluding the Incremental Commitment Termination Date. “Ticking Fee Percentage” means, with respect to any Incremental Commitment, (A) [        ]% per annum for the period commencing on the sixty-first (61st) day after February 5, 2020, up to and including the ninetieth (90th) day after February 5, 2020 and (B) [        ]% per annum thereafter, in each case, calculated on the basis of the actual number of days elapsed in a three hundred sixty (360)-day year; provided, for the avoidance of doubt, that, no Ticking Fee shall be payable in the event that the Borrowers do not incur any Incremental Loans on the Take Private Effective Date.

Section 6. Reaffirmation of Guarantee and Security. Each Borrower and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its Guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under each applicable Credit Agreement and the other Loan Documents.

Section 7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission (e.g., a “pdf” or “tif”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart hereof. The Administrative Agent may also require that any such documents and signatures delivered by facsimile transmission or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile transmission or other electronic transmission.

Section 8. GOVERNING LAW.

(a)

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF “PARTNERSHIP MATERIAL ADVERSE EFFECT” AND (B) THE DETERMINATION OF THE ACCURACY OF ANY PHASE II ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY

INACCURACY THEREOF MERGER SUB BORROWER OR BUYER HAS THE RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE PHASE II ACQUISITION AGREEMENT OR THE FAILURE OF SUCH PHASE II ACQUISITION AGREEMENT REPRESENTATIONS TO BE ACCURATE RESULTS IN A FAILURE OF A CONDITION PRECEDENT TO MERGER SUB BORROWER’S OR BUYER’S OBLIGATION TO CONSUMMATE THE PHASE II ACQUISITION PURSUANT TO THE PHASE II ACQUISITION AGREEMENT SHALL, IN EACH CASE, BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE GOVERNING LAW OF THE PHASE II ACQUISITION AGREEMENT.

(b)

ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, EACH AGENT AND EACH INCREMENTAL LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH INCREMENTAL LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY OTHER DOCUMENT RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02 OF THE APPLICABLE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY INCREMENTAL LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

Section 9. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

Section 10. No Novation; Effect of this Amendment. This Amendment shall not extinguish the Obligations for the payment of money outstanding under any Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any Guarantee thereof, and the Liens and security interests existing immediately prior to the Initial Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under any Credit Agreement or instruments Guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under any Credit Agreement or any other Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment. The Existing Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under any Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of each Credit Agreement specifically referred to herein. Each Guarantor further agrees that nothing in any Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to such Credit Agreement. This Amendment constitutes a “Loan Document” for all purposes of the Credit Agreements and the other Loan Documents.

Section 11. WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 12. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

PRAIRIE ECI ACQUIROR LP
PRAIRIE VCOC ACQUIROR LP
PRAIRIE NON-ECI ACQUIROR LP

By: BIP Holdings Manager L.L.C., its general partner

By:	/s/ Christopher Placca
Name: Christopher Placca
Title: Managing Director

PRAIRIE MERGER SUB LLC

By: Prairie Private Acquiror LP, its sole member

By: BIP Holdings Manager, L.L.C., its general partner

By:	/s/ Christopher Placca
Name: Christopher Placca
Title: Managing Director

[Signature Page to Incremental Amendment No. 1]

PARENT GUARANTORS:

PRAIRIE ECI ACQUIROR HOLDCO LP
PRAIRIE VCOC ACQUIROR HOLDCO LP
PRAIRIE NON-ECI ACQUIROR HOLDCO LP
PRAIRIE PRIVATE ACQUIROR LP

By: BIP Holdings Manager L.L.C., its general partner

By:	/s/ Christopher Placca
Name: Christopher Placca
Title: Managing Director

[Signature Page to Incremental Amendment No. 1]

PARENT PLEDGOR:

BIP HOLDINGS MANAGER L.L.C.

By:	/s/ Christopher Placca
Name: Christopher Placca
Title: Managing Director

[Signature Page to Incremental Amendment No. 1]

SUBSIDIARY GUARANTORS:

PRAIRIE GP ACQUIROR LLC

By: Prairie ECI Acquiror LP, its managing member

By: BIP Holdings Manager L.L.C., its general partner

By:	/s/ Christopher Placca
Name: Christopher Placca
Title: Managing Director

[Signature Page to Incremental Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Collateral Agent

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Brady Bingham
Name:	Brady Bingham
Title:	Authorized Signatory

[Signature Page to Incremental Amendment No. 1]

LENDER SIGNATURES ON FILE WITH ADMINISTRATIVE AGENT

[Signature Page to Incremental Amendment No. 1]